                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-2 No. 33-63785) of Interleaf, Inc. and in the related Prospectus, the Registration Statement (Form S-3 No. 33-03761) of Interleaf, Inc. and in the related Prospectus, the Registration Statements (Forms S-8 No. 33-8933, No. 33-14529, No. 33-30218 and No. 33-59794) pertaining to the 1983 Stock Option Plan of Interleaf, Inc., the Registration Statements (Forms S-8 No. 33-13249, No. 33-30219, No. 33-40663 and No. 33-69066) pertaining to the 1987 Employee
Stock Purchase Plan of Interleaf, Inc., the Registration Statement (Form S-8 No. 33-30220) pertaining to the 1989 Director Stock Option Plan of Interleaf, Inc., the Registration Statements (Forms S-8 No. 33-69068 and No. 33-61051) pertaining to the 1993 Stock Option Plan of Interleaf, Inc., the Registration Statement (Form S-8 No. 33-80864) pertaining to the 1993 Director Stock Option Plan of Interleaf, Inc., and the Registration Statement (Form S-8 No. 33-84214) pertaining to the 1994 Employee Stock Option Plan of Interleaf, Inc. of our report dated June 16, 1997, with respect to the consolidated financial statements and schedule of Interleaf, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1997.



/s/ Ernst & Young LLP
Boston, Massachusetts
June 30, 1997